                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             T Cell Sciences, Inc.
                (Name of Registrant as Specified In Its Charter)

                             T Cell Sciences, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                            T CELL SCIENCES [LOGO]


                             T CELL SCIENCES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     The Annual Meeting of Stockholders of T Cell Sciences, Inc. will be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, 02110 on Thursday, May 18, 1995 at 10:00 A.M., for the following purposes:

        1. To elect seven directors to serve until their successors are elected and take office.

        2. To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on March 24, 1994 will be entitled to notice of and to vote at the meeting. Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994 is being mailed to you with this Notice and Proxy Statement.

                                            PAMELA A. HAY
                                            Secretary

Needham, Massachusetts
April 6, 1995

                            YOUR VOTE IS IMPORTANT.

         YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             T CELL SCIENCES, INC.
                               115 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02194

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, ("Common Stock") of T Cell Sciences, Inc. ("the Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 18, 1995, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the proxies are voted by filing with the Secretary of the Company a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to (i) elect seven directors to serve as the Board of Directors for the ensuing year; and (ii) transact any other business which may properly come before the meeting. The Company is not currently aware of any other matters which will come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR the proposal shown on the form of proxy unless otherwise indicated on the form of proxy. Directors are elected by plurality of votes cast at the meeting.

     Stockholders of record at the close of business on March 24, 1995 will be entitled to vote at the meeting. The Company had issued and outstanding on March 10, 1995, 17,054,222 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The presence of holders of a majority of shares of Common Stock, whether in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a negative vote and broker non-votes will have no effect on determining whether a proposal has been approved.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Forms of proxies will be mailed to stockholders with the Proxy Statement on or about April 6, 1994. Proxies will be solicited chiefly by mail, but additional solicitation may be made by telephone or telecopy by the officers, regular employees or agents of the Company. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

     Effective December 31, 1992, the Company changed its fiscal year from a fiscal year ending April 30 to a fiscal year ending December 31. Accordingly, the disclosures made in this Proxy Statement are for the twelve month fiscal years ended December 31, 1994 and December 31, 1993, and the eight month fiscal period ended December 31, 1992.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 10, 1995 regarding Common Stock ownership by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, by each current director and each nominee for director, by each current executive officer, and by all current executive officers and directors of the Company as a group.

                                                           AMOUNT AND
                                                           NATURE OF
                  NAME AND ADDRESS OF                      BENEFICIAL         PERCENTAGE OF
                   BENEFICIAL OWNERS                      OWNERSHIP(1)       COMMON STOCK(2)
- - -------------------------------------------------------  --------------     -----------------
James D. Grant.........................................      301,000(4)             1.6%
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
Patrick C. Kung, Ph.D..................................      797,800(5)             4.3%
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
Alan W. Tuck...........................................      313,500(6)             1.7%
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
John P. Munson.........................................       25,000(7)           *
  1 Heathlands Drive
  Maidenhead
  Berkshire SL6 4NF
  ENGLAND
Thomas R. Ostermueller.................................              0            *
  Melville Biologics, Inc.
  155 Duryea Road
  Melville, New York 11747
John Simon.............................................      156,107(8)           *
  Allen & Company Incorporated
  711 Fifth Avenue
  New York, New York 10022
Ronald M. Urvater......................................      297,500(9)             1.6%
  Capital Partners
  919 Third Avenue,
  19th Floor
  New York, New York 10022
Duff Brace.............................................              1            *
  T Cell Diagnostics, Inc.
  6 Gill Street
  Woburn, Massachusetts 01801
Una S. Ryan, Ph.D......................................       41,250(3)           *
  T Cell Sciences, Inc.
  115 Fourth Avenue
  Needham, Massachusetts 02194
All directors and officers as a group (consisting of 9
  persons).............................................      1,932,158             10.5%

[FN]
- - ---------------

 * Less than 1%.

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of March 10, 1995.

(3) Consists solely of shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995.

(4) Includes 11,000 shares held by Mr. Grant's wife, as to which he disclaims beneficial ownership, and 234,445 shares of Common Stock issuable upon exercise of stock options, which are exercisable within 60 days of March 10, 1995.

(5) Includes 255,000 shares held by Dr. Kung's wife, as to which he disclaims beneficial ownership, includes 173,000 shares held by a partnership of Dr. Kung and his wife, includes 50,000 shares held by a trust for himself and his family members, and includes 170,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995. Excludes shares held by a trust for his minor children which is administered by disinterested trustees, excludes shares held by a custodian for his mother and excludes shares held by a charitable trust established by Dr. Kung and his wife.

(6) Includes 1,000 shares of Common Stock held by trusts for Mr. Tuck's mother and brother and for which Mr. Tuck holds voting power, includes 12,000 shares of Common Stock held jointly by Mr. Tuck and his wife, and includes 300,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995.

(7) Includes 10,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995.

(8) Includes 40,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995. Excludes 394,428 shares of Common Stock beneficially owned by Allen & Company Incorporated as of March 10, 1995, as to which Mr. Simon disclaims beneficial ownership.

(9) Includes 40,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of March 10, 1995.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the meeting. The directors are elected by a plurality of the votes cast at the meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named below, all of whom are now directors of the Company. In the event that a vacancy may occur during the year, such vacancy may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. Each of the nominees has consented to be nominated and to serve if elected. Mr. Thomas R. Ostermueller joined the Board of Directors in May 1994 and is standing for election for the first time.

     The nominees for the Board of Directors, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                            YEAR
                                            FIRST
                                            BECAME                PRINCIPAL OCCUPATION
           NOMINEE               AGE       DIRECTOR           DURING THE PAST FIVE YEARS
           -------               ---       --------           --------------------------
James D. Grant(1)                 62       1986       Chairman of the Board from November 1986
                                                      to date and Chief Executive Officer of the
                                                      Company from November 1986 to February
                                                      1992. Vice President, Scientific
                                                      Development of CPC International, Inc.
                                                      from 1973 to October 1986. From 1969 to
                                                      1972 Mr. Grant served as Deputy
                                                      Commissioner--U.S. Food and Drug Adminis-
                                                      tration and served as Vice Chairman of an
                                                      FDA Advisory Committee, the "Edwards
                                                      Commission". Director of Cangene Corp.
                                                      (Canada), Targeted Genetics Corp. (U.S.)
                                                      and the International Biotechnology Trust
                                                      (U.K.).

                                            YEAR
                                            FIRST
                                            BECAME               PRINCIPAL OCCUPATION
           NOMINEE               AGE       DIRECTOR           DURING THE PAST FIVE YEARS
           -------               ---       --------           --------------------------
Patrick C. Kung, Ph.D(1)          47       1984       Vice Chairman of the Board of the Company
                                                      from February 1989 to date and Director
                                                      since February 1984. Scientific Director
                                                      from February 1984 to August 1992. Vice
                                                      President of Research for Centocor, Inc.
                                                      from 1981 to January 1984.

Alan W. Tuck(1)                   46       1992       President and Chief Executive Officer of
                                                      the Company since February 1992 and
                                                      Director of T Cell Diagnostics, Inc.
                                                      Acting Chief Financial Officer of the
                                                      Company since September 1994. Mr. Tuck was
                                                      Vice President--Marketing and Business
                                                      Development of Biogen, Inc. from October
                                                      1987 to November 1991 and held various
                                                      positions at Bain & Company including
                                                      Manager from January 1984 to October 1987.
                                                      Served in various positions at Cummins
                                                      Engine Company from 1971 to 1984 including
                                                      General Manager--Parts Marketing. Director
                                                      of Genzyme Transgenics Corporation.

John P. Munson(3)                 60       1992       Private investor since April 1992
                                                      retirement from positions of Senior Vice
                                                      President of Syntex Corporation and
                                                      President of Syntex Pharmaceuticals
                                                      International Ltd. Served in various
                                                      management capacities at Syntex since
                                                      1969.

Thomas R. Ostermueller(3)         46       1994       President and CEO, Melville Biologics,
                                                      Inc., a wholly-owned subsidiary of the New
                                                      York Blood Center since February 1995;
                                                      previously Chief Operating Officer,
                                                      Executive Vice President and member of the
                                                      Board of Trustees of the New York Blood
                                                      Center since February 1993. Executive Vice
                                                      President of the Mead Johnson Nutritional
                                                      Group, Bristol-Myers Squibb from 1990 to
                                                      1993 and Vice President of Bristol-Myers
                                                      from July 1988 until 1990.

John Simon(2)                     52       1985       Executive Vice President and a Managing
                                                      Director of Allen & Company Incorporated,
                                                      a registered broker-dealer and investment
                                                      banking firm, for more than five years.
                                                      Director of Envirogen, Inc., Immune
                                                      Response Corporation, Lunn Industries,
                                                      Inc., Neurogen Corporation, and The Right
                                                      Start, Inc.

Ronald M. Urvater(1)(2)           52       1983       President, Capital Partners, a New York
                                                      based venture capital firm specializing in
                                                      organizing and financing start-up
                                                      companies, 1987 to date.

- - ---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has no nominating committee. The primary function of the Audit Committee is to review the scope and results of the Company's annual audit, the fee charged by the Company's independent accountants and matters relating to internal control procedures and systems. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon his recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Executive Committee has the power to act on behalf of the Board, except for certain powers excluded by the Company's By-Laws and the Delaware General Corporation Law.

     During the fiscal year ended December 31, 1994, the Board of Directors held seven meetings, the Audit Committee held two meetings, the Compensation Committee held three meetings and the Executive Committee held one meeting, and each director attended at least 75% of the meetings held by the Board and Board committee on which he served during the period he was a director.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company each receive a retainer fee of $5,000 each fiscal year, except the Chairman of the Board who receives a total fee of $30,000 and the Chairman of a Board committee who receives an additional fee of $5,000. In addition, each member receives $1,000 for attendance at any meeting of the Board of Directors and $500 for attendance at any Board committee meeting. In addition, the Company's Amended and Restated 1991 Stock Compensation Plan provides for annual non-discretionary grants to each non-employee director of a non-qualified stock option to purchase 5,000 shares of Common Stock with vesting after one year, a ten year term and an exercise price equal to the fair market value of the Common Stock on the day of grant. As of December 31, 1994, the current non-employee directors had the following stock options outstanding: James D. Grant--239,445 (includes grants made when an executive officer); John P. Munson--15,000; Thomas R. Ostermueller--5,000; John Simon--45,000; and Ronald M. Urvater--45,000.

CERTAIN TRANSACTIONS WITH DIRECTORS

     Mr. James D. Grant, an executive officer of the Company until November 1, 1992, is presently a consultant to the Company in the areas of government affairs and regulation and special projects. The Company has a consulting agreement with Mr. Grant which was renewed until November 1, 1995 and under which he was paid $75,000 during 1994.

     Management believes that the services provided by Mr. Grant have been beneficial to the Company and on terms consistent with those offered by nonaffiliated sources.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table lists the name, age, position and offices of all current executive officers of the Company. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

      NAME OF INDIVIDUAL         AGE                POSITION AND OFFICES
      ------------------         ---                --------------------
Alan W. Tuck..................    46    President & Chief Executive Officer

Patrick C. Kung, Ph.D.........    47    Vice Chairman of the Board

Una S. Ryan, Ph.D.............    53    Vice President, Research & Chief Scientific
                                        Officer

Duff Brace....................    52    President and Chief Operating Officer, T Cell
                                        Diagnostics, Inc.

     For biographical summaries of Mr. Tuck and Dr. Kung, see "Election of Directors."

     Una S. Ryan, Ph.D. joined the Company as Vice President, Research and Chief Scientific Officer in May 1993. She is also Research Professor of Medicine at the Whitaker Cardiovascular Institute of the Boston University School of Medicine. Dr. Ryan held the position of Director of Health Sciences at Monsanto Co. from January 1990 to November 1992 and was Research Professor of Surgery, Medicine and Cell Biology at Washington University School of Medicine from 1990 to 1993. From 1967 to 1990, Dr. Ryan was employed by the University of Miami as Chief, Division of Vascular Cell Biology from 1986 to 1989 and as Professor of Medicine from 1980 to 1989.

     Duff Brace joined T Cell Diagnostics, Inc., a wholly-owned subsidiary of T Cell Sciences, in May 1994 as its President and Chief Operating Officer. He also serves as Vice President of the Company. Since 1985, Mr. Brace was employed by Miles Inc., where he most recently held the position of Senior Vice President, Clinical Chemistry Business Unit. From 1969 to 1985, Mr. Brace held management positions with Data Switch Corporation, Xonics, Inc., U.S. Surgical Corporation, and General Electric Corporation.

SUMMARY COMPENSATION TABLE

     The following table shows, for the twelve month fiscal years ended December 31, 1994 ("1994") and December 31, 1993 ("1993") and the eight month fiscal period ended December 31, 1992 ("1992"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and each of the current executive officers and certain other persons who served as executive officers in 1994.

- - -----------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                     ----------------
                                                       ANNUAL COMPENSATION                AWARDS
                                           ---------------------------------------------------------------------------
                                                                                        SECURITIES
                                                                                        UNDERLYING
                                                                       OTHER ANNUAL       STOCK            ALL OTHER
                                             SALARY      BONUS(1)      COMPENSATION       OPTION        COMPENSATION(2)
     NAME AND PRINCIPAL POSITION    YEAR       ($)         ($)             ($)             (#)                ($)
- - -----------------------------------------------------------------------------------------------------------------------
    Alan W. Tuck                    1994     240,115           0               0          118,009(3)          1,500
    President &                     1993     223,558      60,361               0          100,000(3)          1,558
    Chief Executive Officer         1992     145,385      29,400               0               --                 0
- - -----------------------------------------------------------------------------------------------------------------------
    Patrick C. Kung, Ph.D.          1994     152,530           0               0           17,626(4)            587
    Vice Chairman                   1993     155,385      27,969               0               --               877
                                    1992     120,000      50,215               0           50,000(4)            689
- - -----------------------------------------------------------------------------------------------------------------------
    Una S. Ryan, Ph.D.              1994     204,615           0          68,161(7)        25,345(8)          1,130
    Vice President of Research      1993     134,615      24,231          23,354(7)        90,000(8)              0
    & Chief Scientific Officer      1992           0           0               0               --                 0
- - -----------------------------------------------------------------------------------------------------------------------
    Duff Brace                      1994     106,615           0          14,784(7)       100,000(9)         90,000(9)
    President & Chief               1993           0           0               0               --                 0
    Operating Officer               1992           0           0               0               --                 0
    T Cell Diagnostics, Inc.
- - -----------------------------------------------------------------------------------------------------------------------
    Jacqueline D. Arthur            1994     119,202           0               0                                508
    Vice President &                1993     170,385      30,669               0           10,000(5)            587
    Chief Financial Officer(5)      1992      74,152      12,502               0           75,000(5)              0
- - -----------------------------------------------------------------------------------------------------------------------
    Alfred R. Rudolph, M.D.         1994     124,294           0               0               --               615
    Senior Vice President(6)        1993     180,000      32,400               0           15,000(6)          1,177
                                    1992     103,846      40,038               0           25,000(6)          1,164
- - -----------------------------------------------------------------------------------------------------------------------

(1) The bonus amounts in each fiscal year represent the payouts under the Company's Performance Plan which were accrued for that fiscal year. No payouts were made for the 1994 fiscal year. At the beginning of each fiscal year the Compensation Committee sets performance goals to be met during the fiscal year and at the end of the year determines the percentage of goals achieved upon which bonus payouts are made. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

(2) Includes the Company's matching cash contribution to the 401(k) Savings Plan of each named executive officer. Premiums paid for life insurance under the Company's nondiscriminatory group plan are not included.

(3) On February 6, 1993 Mr. Tuck was granted an option to purchase 40,000 shares at an exercise price of $6.125 with vesting in 1 year and on December 31, 1993 an option for 60,000 shares at an exercise price of $7.8125 with vesting in 1 year. On December 9, 1994, he was granted an option to purchase 50,000 shares at an exercise price of $2.75 with vesting in 1 year and an option to purchase an additional 50,000 shares at the same price with vesting in 5 years, to accelerate upon achievement of a specified performance goal at the end of 1995. In addition, Mr. Tuck was granted an option on December 30, 1994 to purchase 18,009 shares at a exercise price of $2.50 with vesting in 1 year as part of an incentive grant to the Company's employees. All options have a 10 year term.

(4) In connection with the renewals of his employment contract with the Company, Dr. Kung was granted an option on August 1, 1992 to purchase 50,000 shares at an exercise price of $7.625 with vesting in equal amounts over 2 years and a 7 year term, and an option on October 1, 1994, to purchase 10,000 shares at an exercise price of $2.95 with vesting in 1 year and a 7 year term. In addition he was granted an option on December 30, 1994 to purchase 7,626 shares at $2.50 with vesting in 1 year and a 10 year term as part of an incentive grant to the Company's employees.

(5) Ms. Arthur resigned as the Company's Chief Financial Officer in September 1994. On July 31, 1992, Ms. Arthur was granted an option to purchase 75,000 shares at an exercise price of $7.75 with vesting over 4 years and on June 30, 1993, an option to purchase 10,000 shares at an exercise price of $6.375 with vesting over 4 years. These options have expired, with no shares exercised.

(6) Dr. Rudolph resigned from the Company effective August 1994. He was granted an option to purchase 15,000 shares at an exercise price of $7.8125 on December 31, 1993 and an option to purchase 25,000 shares at an exercise price of $7.3125 on December 31, 1992, with both options vesting over 4 years. These options have expired, with no shares exercised.

(7) Amount represents payments made to Dr. Ryan and Mr. Brace or on their behalf for relocation as part of their employment by the Company.

(8) In connection with her employment, Dr. Ryan was granted an option on March 31, 1993 to purchase 75,000 shares at an exercise price of $6.125 and on December 31, 1993, she was granted an option to purchase 15,000 shares at an exercise price of $7.8125, with each of these options vesting over 4 years. Dr. Ryan was granted an option to purchase 10,000 shares at an exercise price of $3.5625 on June 30, 1994 and an option to purchase 4,000 shares at an exercise price of $2.50 on December 30, 1994, each with vesting over 4 years. In addition, she was granted an option on December 30, 1994 to purchase 11,345 shares at an exercise price of $2.50 with vesting in 1 year as part of an incentive grant to the Company's employees. All options have a 10 year term.

(9) In connection with his employment, Mr. Brace was granted an option on May 31, 1994 to purchase 60,000 shares at an exercise price of $3.9375 with vesting over 4 years and an option to purchase 40,000 shares at the same exercise price with vesting in 5 years, to accelerate beginning in 1995 based on the achievement of certain specified quarterly performance goals. Not included in the table, is a grant to Mr. Brace of an option to purchase 20,000 shares on January 1, 1995 at an exercise price of $2.50 with vesting in 5 years, to accelerate beginning in 1996 based on the achievement of certain specified quarterly performance goals. All these options have a 10 year term. Also in connection with his employment, Mr. Brace was given a loan of $90,000 of which one-half the amount is forgivable on March 31, 1995 and the remainder on March 1, 1996, provided he remains an employee of the Company as of those dates.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the 1994 fiscal year to each of the executive officers named in the Summary Compensation Table above:

- - -----------------------------------------------------------------------------------------------------------------------------
                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL
                                                                                                       RATES OF STOCK
                                                                                                     PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                        FOR OPTION TERM
- - -----------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                         NUMBER OF         TOTAL
                                         SECURITIES       OPTIONS
                                         UNDERLYING     GRANTED TO      EXERCISE
                                          OPTIONS        EMPLOYEES      PER SHARE
                                          GRANTED        IN FISCAL        PRICE       EXPIRATION
                 NAME                       (#)           YEAR(1)        ($/SH)          DATE         5%($)      10%($)
- - -----------------------------------------------------------------------------------------------------------------------------
 Alan W. Tuck                              100,000         14.51%        2.75          12/09/04      172,946     438,279
                                            18,009          2.61%        2.50          12/30/04       28,314      71,754
- - -----------------------------------------------------------------------------------------------------------------------------
 Patrick C. Kung, Ph.D.                     10,000          1.45%        2.975         10/01/01       12,111      28,224
                                             7,626          1.11%        2.50          12/30/04       11,990      30,385
- - -----------------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.                         10,000          1.45%        3.5625        06/30/04       22,404      56,777
                                             4,000          0.58%        2.50          12/30/04        6,289      15,937
                                            11,345          1.65%        2.50          12/30/04       17,837      45,203
- - -----------------------------------------------------------------------------------------------------------------------------
 Duff Brace                                 60,000          8.71%        3.9375        05/31/04      148,576     376,522
                                            40,000          5.80%        3.9375        05/31/04       99,051     251,014
- - -----------------------------------------------------------------------------------------------------------------------------

     (1) During 1994, a total of 689,184 options were granted to the Company's employees, including to employees of the Company's subsidiary, T Cell Diagnostics, Inc. The percentages were calculated as if those options granted in 1994 which were subsequently canceled remained outstanding as of the end of the 1994. For a description of each option grant, see "Summary Compensation Table," footnote (3) for Mr. Tuck, footnote (4) for Dr. Kung, footnote (8) for Dr. Ryan and footnote (9) for Mr. Brace. No option grants were issued to Dr. Rudolph or Ms. Arthur during their employment in 1994.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized in each exercise of stock options during the 1994 fiscal year and the fiscal year end amount and value of unexercised options:

- - -----------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  SHARES                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                ACQUIRED ON       VALUE         OPTIONS AT 12/31/94(#)             AT 12/31/94(1)($)
             NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - -----------------------------------------------------------------------------------------------------------------------------
 W. Tuck                            --             --           220,000         398,009               0              0
- - -----------------------------------------------------------------------------------------------------------------------------
 Patrick C. Kung, Ph.D.             --             --           170,000          17,626          37,500              0
- - -----------------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.                 --             --            22,500          92,845               0              0
- - -----------------------------------------------------------------------------------------------------------------------------
 Duff Brace                         --             --                 0         100,000               0              0
- - -----------------------------------------------------------------------------------------------------------------------------

     (1) Based on the $2.50 per share closing price of the Company's Common Stock on December 30, 1994.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Tuck entered into an employment agreement with the Company on February 6, 1992 which, after an initial term of three years, is subject to automatic one year extensions unless terminated by notice given at least 90 days prior to the anniversary date by either Mr. Tuck or the Company. The first one year extension is now in effect. The employment agreement provided for a base annual salary of $210,000 plus merit increases and eligibility for an annual bonus of up to 20% of his annual salary in accordance with the Company's Performance Plan. The agreement also provided for the grant of stock options to purchase 400,000 shares of Common Stock, with 200,000 shares at a fair market value exercise price of $12.375 vesting over 5 years and

200,000 at an above-market value exercise price of $20.00 vesting over 5 years as of February 6, 1994. In addition, the agreement provides for a severance payment of not less than one year of the annual salary and bonus then in effect, as well as the continuation of health insurance benefits, in the event of termination by Mr. Tuck for good reason or by the Company other than for cause. "Good reason" generally means the failure of Mr. Tuck to be nominated or elected to the Company's Board of Directors or his present position, or a material change in his authority or responsibilities, or a change of control, which includes the acquisition or merger of a certain percentage of the Company's Common Stock. "Cause" generally means willful or gross misconduct. Mr. Tuck's employment agreement was amended in 1994 to provide for an eligibility for an annual bonus of up to 30% of his annual salary.

     Dr. Kung's employment agreement with the Company, was extended on October 1, 1994 for an additional year. Under the new agreement, Dr. Kung is to devote a minimum of thirty hours per week to the Company for an annual salary of $112,500. Dr. Kung was also granted a stock option to purchase 10,000 shares. See "Summary Compensation Table," footnote(4).

     Dr. Ryan and Mr. Brace each have an agreement with the Company under which each is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his or her termination following a change of control. "Change of control", as defined in the Company's stock plan, is the acquisition or merger of a certain percentage of the Company's stock or the election of a certain percentage of directors not nominated by the Board, provided the Board of Directors has adopted a resolution that such a change of control has occurred.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Board of Directors was composed of three non-employee directors, Messrs. Robert Rice, John Simon and Ronald M. Urvater until May 12, 1994 when Mr. Rice retired from the Board, and of the remaining two members since that date. None of these Compensation Committee members has been an officer or employee of the Company.

     No Compensation Committee interlocks between the Company and another entity exist.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised entirely of non-employee directors. The Committee is responsible for establishing and administering the policies governing the compensation of the Company's employees, including salary, bonus and stock option grants. In general, the policy of the Committee is to compensate the Company's employees with competitive salaries based on their level of experience and job performance. All permanent employees of the Company, including executive officers, are eligible for annual bonus awards based on achievement of the Company's strategic corporate goals, and participate in the Company's stock option program. The bonus awards and stock option grants are awarded by the Compensation Committee in accordance with the Company's Performance Plan and Amended and Restated 1991 Stock Compensation Plan. The Committee is also responsible for the administration of the Company's 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     In order to both attract and retain experienced and qualified executives to manage the Company, the Committee has established an executive compensation policy under which executives are (i) paid salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) eligible for additional compensation upon achievement of corporate goals under the bonus Performance Plan and through stock price appreciation of shares vested to them from stock options granted at fair market value. This policy is designed to have a significant portion of each executive's total compensation be at risk based upon the Company's performance and, therefore, the price of the Common Stock, thus providing executives with incentive to build value for both the Company and its stockholders. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the executive officers named in the Company's Proxy Statement, unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible while also providing executives with appropriate rewards for their performance.

     Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Committee) has an annual formal performance review with the Chief Executive Officer who then makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The salary increases are then approved based on the average salary increases expected in the biotechnology industry and the Boston area, with the salaries in 1994 either at or slightly above the average of the salaries paid to persons in comparable positions based on an independently prepared 1994 employee compensation survey of approximately 260 biotechnology companies. In 1994, the stock option awards for the executive officers other than the Chief Executive Officer included option grants made upon hire and on an annual basis, with the number of underlying shares consistent with the stock option grant practices of other companies in the biotechnology industry.

     The bonus award is based on the percentage of achievement of the Company's strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by the Committee in accordance with the Company's Performance Plan. All permanent employees of the company participate in the bonus plan and are eligible to receive a bonus of up to a percentage of base salary, determined by their salary grade level. For the 1994 fiscal year, two sets of goals were applicable to all employees, including the executive officers: One set of overall corporate goals and, depending on whether the employee works in the therapeutic or diagnostic areas, a second set of goals applicable to the therapeutic or diagnostic programs. Both sets of goals were evenly allocated between product, organization and financial achievements. The Compensation Committee determined that due to delays (some of which were outside the control of the employees) in achievement of most of the goals, no cash payout would be made for 1994. However, as an incentive to the Company's employees who were eligible to receive bonus awards, on December 31, 1994 the Committee awarded the employees stock option grants with vesting in one year and the number of shares determined by a formula based on bonus level eligibility.

     Mr. Alan Tuck, the Company's President and Chief Executive Officer, received a salary increase of approximately 7% effective at the beginning of 1994. The salary increase was made after a performance review of the accomplishments made during 1993 and after an analysis of the average increases being made within the Company and the salaries of persons in similar positions in the industry. Mr. Tuck's base salary for 1994 was below the average of the base salaries paid to other Chief Executive Officers in similar sized companies in the biotechnology industry, based on the previously referenced 1994 employee compensation survey. Although Mr. Tuck, was eligible for a bonus of 30% of base salary under the performance plan, as previously mentioned, no payouts were made for 1994.

     Mr. Tuck was granted on December 9, 1994 two separate stock options to purchase 50,000 shares each at an exercise price of $2.75 per share. One of these options vests in one year and the other provides for an accelerated vesting upon the achievement of a specific financial statement goal by December 31, 1995. The Committee determined that this grant was in order given Mr. Tuck's accomplishments in relocating the Company's facilities on an expedited basis due to an air quality problem at its former headquarters, advancing the therapeutic and diagnostic product candidates, and taking on the additional responsibilities of executive officers who left the Company in 1994. In addition, on December 30, 1994 Mr. Tuck received a stock option grant for 18,009 shares at a purchase price of $2.50 with vesting in one year. This award was his allocation (based on his eligibility level under the Performance Plan) in the special year end incentive grant to all employees.
                                            COMPENSATION COMMITTEE
                                                 RONALD M. URVATER, Chairman
                                                 JOHN SIMON

STOCK PERFORMANCE GRAPH

     The graph below represents a comparison of the cumulative shareholder return on the Common Stock for the Company's last five fiscal years, including the fiscal year ended December 31, 1994, with the cumulative total stockholder return of the NASDAQ Stock Market (U.S.) Index and NASDAQ Pharmaceutical Stock Index (which is made up of companies quoted on the NASDAQ National Market System whose Primary Industrial Classification Code is 283, Pharmaceutical Companies). The graph assumes an investment of $100 on April 30, 1990 in the Company's Common Stock and in the two indexes.

                                                                    NASDAQ
                                                 NASDAQ Stock    Pharmaceuti-
      Measurement Period          T Cell Sci-    Market (U.S.)   cal Stock In-
    (Fiscal Year Covered)         ences, Inc.        Index            dex
        4/30/90                       100             100             100
        4/30/91                       173             119             189
        4/30/92                       183             144             231
        12/31/92                      197             170             266
        12/31/93                      207             194             237
        12/30/94                       67             189             179

                            INDEPENDENT ACCOUNTANTS

     On February 10, 1994, the Board of Directors of the Company approved the engagement of the firm Price Waterhouse as its independent accountants replacing KPMG Peat Marwick. The Company expects that a representative from Price Waterhouse will be present at the Annual Meeting to respond to appropriate questions.

     The reports of KPMG Peat Marwick on the Company's financial statements for the eight month fiscal period ended December 31, 1992 and the twelve month fiscal year ended December 31, 1993, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified in any way. In connection with the audits of the Company's financial statements for each of those two years and in the period of the fiscal year which ended December 31, 1994 prior to the termination of the engagement of KPMG Peat Marwick, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused KPMG Peat Marwick to make reference to the matter in connection with its reports on the Company's financial statements with respect to such periods. Also, during the Company's two most recent years, there were no "reportable events" as defined in subparagraph (a)(1)(v) of Item 304 of Regulation S-K. During the Company's fiscal years ended December 31, 1992 and December 31, 1993 and in the subsequent interim period prior to the engagement of Price Waterhouse, neither the Company nor anyone else on its behalf consulted Price Waterhouse regarding either (i) application of accounting principles to a specified transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     In accordance with the Company's Amended and Restated By-Laws as of November 10, 1994, all stockholder proposals and nominations which are requested to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company at its offices, attention: Secretary, no later than March 4, 1996 and no earlier than January 19, 1996 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                            By order of the Board of Directors

                                                 PAMELA A. HAY
                                                 Secretary

Dated: April 6, 1995

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM T CELL SCIENCES, INC., ATTENTION: CORPORATE COMMUNICATIONS, 115 FOURTH AVENUE, NEEDHAM, MASSACHUSETTS 02194.

                            T CELL SCIENCES, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 18, 1995

The undersigned hereby appoints James D. Grant, Patrick C. Kung, and Alan W. Tuck, and each of them, as the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on March 24, 1995, at the Annual Meeting of Stockholders to be held at 10:00 A.M. on May 18, 1995 at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked. Unless you specify otherwise, or make no specification, the proxies will be voting FOR all nominees listed in Item 1 and otherwise in accordance with the best judgment of the holder thereof.

- - --------------------------------------------------------------------------------
        PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                            IN ENCLOSED ENVELOPE.
- - --------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the
Corporation. Joint owners are to each sign personally. Trustees and other fiduciaries are to indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature is that of an authorized officer who should state his or her title.
- - --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

____________________________________       ____________________________________

____________________________________       ____________________________________

____________________________________       ____________________________________

/ X /  PLEASE MARK VOTES
       AS IN THIS EXAMPLE
                                                WITH-    FOR ALL
                                      FOR       HOLD     EXCEPT
1.  Election of Directors.          /   /      /   /     /   /                   T CELL SCIENCES, INC.

    JAMES D. GRANT, PATRICK C. KUNG, ALAN W. TUCK,
       JOHN P. MUNSON, THOMAS R. OSTERMUELLER,
            JOHN SIMON, RONALD M. URVATER

     INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the "For All Except" box and strike a line through the nominees name:

     RECORD DATE SHARES:

                                                    -----------------
     Please be sure to sign and date this Proxy.            Date             Mark box at right if comments or address change   /   /
- - ---------------------------------------------------------------------        have been noted on the reverse side of this card.



- - --------Stockholder sign here-------------Co-owner sign here---------

    DETACH CARD



                             T CELL SCIENCES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 18, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


T Cell Sciences, Inc.